UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Revolving Credit and Term Loan Agreement dated March 1, 2016

On March 1, 2016, The Cooper Companies, Inc. (the “Company”) entered into a Revolving Credit and Term Loan Agreement (the “Credit Agreement”), among the Company, CooperVision International Holding Company, LP, a Limited Partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados (“CooperVision International” and together with the Company, individually each a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto, KeyBank National Association (“KeyBank”), as administrative agent, swing line lender and a letter of credit issuer, KeyBanc Capital Markets Inc., Citigroup Global Markets Inc., DNB Bank ASA, New York Branch, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., DNB Bank ASA, New York Branch, JPMorgan Chase Bank, N.A., and MUFG Union Bank, N.A., as syndication agents, Citibank, N.A. and Wells Fargo Bank, National Association, as documentation agents, and TD Bank, N.A., PNC Bank, National Association, and U.S. Bank, National Association, as senior managing agents. The Credit Agreement replaces the Company’s previous credit facility that was entered into on January 12, 2011. The Credit Agreement provides for (a) a multicurrency revolving credit facility in an aggregate principal amount of $1.0 billion and (b) a term loan facility in an aggregate principal amount of $830.0 million, each of which, unless terminated earlier, mature on March 1, 2021. In addition, the Company has the ability from time to time to request an increase to the size of the revolving credit facility or establish one or more new term loans under the term loan facility in an aggregate amount up to $750.0 million, subject to the discretionary participation of the lenders.

Amounts outstanding under the Company’s new credit facility will bear interest, at the Company’s option, at either the base rate, which is a rate per annum equal to the greatest of (a) KeyBank’s prime rate, (b) one-half of one percent in excess of the federal funds effective rate and (c) one percent in excess of the adjusted LIBO rate for a one month interest period on such day, or the adjusted LIBO rate or adjusted foreign currency rate, plus, in each case, an applicable rate of, initially, 50 basis points, in respect of base rate loans and 150 basis points, in respect of adjusted LIBO rate or adjusted foreign currency rate loans. Following a specified period after the closing date, the applicable rates will be determined quarterly by reference to a grid based upon the Company’s ratio of consolidated net indebtedness to consolidated pro forma EBITDA, as defined in the Credit Agreement. During the term of the revolving credit facility, the Borrowers may borrow, repay and re-borrow amounts available under the revolving credit facility, subject to voluntary reduction of the revolving commitment.

The Company pays an annual commitment fee that ranges from 0.125% to 0.25% of the unused portion of the revolving credit facility depending on certain financial ratios. In addition to the annual commitment fee described above, the Company is also required to pay certain letter of credit and related fronting fees and other administrative fees pursuant to the terms of the Credit Agreement.

The Company’s new credit facility is not secured by any of its or any of its subsidiaries’ (including CooperVision International’s) assets. All obligations under the new credit facility will be guaranteed by each of the Company’s existing and future direct and indirect domestic material subsidiaries, as defined in the Credit Agreement. CooperVision International is responsible only for its own obligations, if any, under the new credit facility and does not guarantee any of the Company’s obligations under the new credit facility.

The new credit facility is not subject to amortization and is not subject to mandatory prepayments prior to maturity (other than where the aggregate amount of the revolving loans and/or the letters of credit outstanding exceed the aggregate amount of the revolving commitments of the lenders and/or the letter of credit commitment of the issuing bank thereunder, respectively). The Borrowers may prepay loan balances from time to time, in whole or in part, without premium or penalty (other than any related breakage costs).

The Credit Agreement contains customary restrictive covenants, as well as financial covenants that require the Company to maintain a certain total leverage ratio and interest coverage ratio, each as defined in the Credit Agreement. The Credit Agreement also contains customary events of default, the occurrence of which would permit KeyBank as the administrative agent to declare the principal, accrued interest and other obligations of the Borrowers under the agreement to be immediately due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment and Restatement of Term Loan Agreements

On March 1, 2016, the Company entered into an Amendment and Restatement Agreement (the “Amended and Restated 2013 Term Loan”) to amend and restate in its entirety the Term Loan Agreement, dated as of September 12, 2013, as amended by

Amendment No. 1 dated as of June 30, 2014, Amendment No. 2 dated as of August 4, 2014 and Amendment No. 3 dated as of August 21, 2015 (the “2013 Term Loan Agreement”), by and among the Company, the lenders party thereto, and KeyBank National Association, as administrative agent. The Amended and Restated 2013 Term Loan modifies certain provisions of the 2013 Term Loan Agreement to, among other things, conform certain restrictive covenants and events of default to the restrictive covenants and events of default contained in the Company’s new Credit Agreement.

On March 1, 2016, the Company entered into an Amendment and Restatement Agreement (the “Amended and Restated 2014 Term Loan”) to amend and restate in its entirety the Term Loan Agreement, dated as of August 4, 2014, as amended by Amendment No. 1 dated as of August 21, 2015 (the “2014 Term Loan Agreement”), by and among the Company, the lenders party thereto, and KeyBank National Association, as administrative agent. The Amended and Restated 2014 Term Loan modifies certain provisions of the 2014 Term Loan Agreement to, among other things, conform certain restrictive covenants and events of default to the restrictive covenants and events of default contained in the Company’s new Credit Agreement.

The foregoing descriptions of the Amended and Restated 2013 Term Loan and the Amended and Restated 2014 Term Loan do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On March 1, 2016, in connection with the Company entering into the Credit Agreement, the Company terminated its existing credit facility, dated as of January 12, 2011 (as subsequently amended, the “2011 Credit Agreement”), among the Company, CooperVision International, the lenders from time to time party thereto, KeyBank, as administrative agent, joint lead arranger, joint bookrunner, swing line lender and letter of credit issuer, J.P. Morgan Securities LLC and Citicorp North America, Inc., as joint bookrunners, joint lead arrangers and co-syndication agents, and Bank of America, N.A. and Wells Fargo Bank, National Association, as joint lead arrangers and co-documentation agents and DnB Nor Bank ASA, HSBC Bank Plc, Mizuho Corporate Bank, Ltd. and Union Bank, N.A., as the senior managing agents. In connection with the termination, all borrowings outstanding under the 2011 Credit Agreement were repaid and all letters of credit outstanding under the 2011 Credit Agreement were transferred to the Credit Agreement. The Company did not incur any termination or prepayment penalties with respect to replacing the 2011 Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Revolving Credit and Term Loan Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., CooperVision International Holding Company, LP, the lenders from time to time party thereto, KeyBank National Association, as administrative agent, swing line lender and a letter of credit issuer, KeyBanc Capital Markets Inc., Citigroup Global Markets Inc., DNB Bank ASA, New York Branch, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., DNB Bank ASA, New York Branch, JPMorgan Chase Bank, N.A., and MUFG Union Bank, N.A., as syndication agents, Citibank, N.A. and Wells Fargo Bank, National Association, as documentation agents, and TD Bank, N.A., PNC Bank, National Association, and U.S. Bank, National Association, as senior managing agents.

10.2	Amendment and Restatement Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent, to amend and restate the Company’s Term Loan Agreement, dated as of September 12, 2013 and as previously amended.

10.3	Amendment and Restatement Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent, to amend and restate the Company’s Term Loan Agreement, dated as of August 4, 2014 and as previously amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Tina Maloney
Tina Maloney
Vice President and Corporate Controller
(Principal Accounting Officer)

Dated: March 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit and Term Loan Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., CooperVision International Holding Company, LP, the lenders from time to time party thereto, KeyBank National Association, as administrative agent, swing line lender and a letter of credit issuer, KeyBanc Capital Markets Inc., Citigroup Global Markets Inc., DNB Bank ASA, New York Branch, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., DNB Bank ASA, New York Branch, JPMorgan Chase Bank, N.A., and MUFG Union Bank, N.A., as syndication agents, Citibank, N.A. and Wells Fargo Bank, National Association, as documentation agents, and TD Bank, N.A., PNC Bank, National Association, and U.S. Bank, National Association, as senior managing agents.

10.2	Amendment and Restatement Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent, to amend and restate the Company’s Term Loan Agreement, dated as of September 12, 2013 and as previously amended.

10.3	Amendment and Restatement Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent, to amend and restate the Company’s Term Loan Agreement, dated as of August 4, 2014 and as previously amended.